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                                                                  EXHIBIT NO. 1

                                              [FILED WITH DELAWARE SECRETARY OF
                                                     STATE ON FEBRUARY 3, 2004]

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                    HCA INC.


         FIRST: The name of the Corporation is

         HCA Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Billion Six Hundred Seventy-Five Million (1,675,000,000) shares, divided into three classes of which Twenty-Five Million (25,000,000) shares, par value $.01 per share, shall be designated Preferred Stock, One Billion Six Hundred Million (1,600,000,000) shares, par value $.01 per share, shall be designated Common Stock and Fifty Million (50,000,000) shares, par value $.01 per share, shall be designated Nonvoting Common Stock.

A.       Preferred Stock

1. Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

2.       Series A Preferred Stock and Series B Preferred Stock.

Section 1. Designation and Amount. Eight million (8,000,000) shares of the Preferred Stock of the Corporation shall be designated as "Series A Participating Preferred Stock," par value $.01 per share (the "Series A Preferred Stock") and two hundred fifty thousand (250,000) shares of the Preferred Stock of the Corporation shall be designated as "Series B Participating Preferred Stock," par value $.01 per share (the "Series B Preferred Stock"). The number of shares of each such series of Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of either of such series of Preferred Stock to a number less than that of the shares of such series then outstanding plus the


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number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2.        Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock and Series B Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock or Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock or Series B Preferred Stock; provided that no dividend shall be declared on the shares of Series A Preferred Stock or Series B Preferred Stock unless at the same time a dividend is declared on the outstanding shares of the other series in the same amount and having the same record and payment dates. In the event the Corporation shall at any time after September 1, 1993 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of Common Stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the continuing or surviving Corporation), then in each such case the amount to which holders of shares of Series A Preferred Stock and Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock and Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock and Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.


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         (C)      Dividends shall begin to accrue and be cumulative on
outstanding shares of Series A Preferred Stock and Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date for such shares, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock or Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock and Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock and Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock and Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall have the following voting rights:

         (A) (i) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

         (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (B) (i) Except as otherwise required by applicable law, each outstanding share of Series B Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Series B Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

         (ii) On any matter on which the holders of shares of Common Stock are entitled to vote and on which the holders of shares of Series B Preferred Stock are also entitled to vote, except as otherwise required by law, the Series B Preferred Stock shall vote together with the Common Stock (and each other class or series of capital stock then entitled to vote with the Common Stock); provided that each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on any matter on which the Series B Preferred Stock shall vote together with the Common Stock.

         (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in


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subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

         (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of any class of preferred stock of the Corporation upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of such preferred stock which the Corporation may issue and which may provide for the right to vote with the Series A Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

         (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for that purpose in accordance with the Bylaws of the Corporation.

         (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

         (v) For purposes hereof, a "default in preference dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend


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Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

         (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock and Series B Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock and/or Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on such shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock;

         (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock and Series B Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled (based upon their respective liquidation values);

         (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock and Series B Preferred Stock;

         (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock and Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation


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could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock or Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this Restated Certificate of Incorporation, in any Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

Section 6.        Liquidation, Dissolution or Winding Up.

         (A) Subject to the prior and superior rights of holders of any shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock and Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and Series B Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series Liquidation Preference"). Following the payment of the full amount of the Series Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock and Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock and Nonvoting Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series Liquidation Preference by (ii) 100 (subject to the provision for adjustment hereinafter set forth in subparagraph (C) below) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, and Common Stock and Nonvoting Common Stock, respectively, holders of Series A Preferred Stock and Series B Preferred Stock, and holders of Common Stock and Nonvoting Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Series B Preferred Stock, and Common Stock and Nonvoting Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series Liquidation Preference and the liquidation preferences of all other series of stock of the Corporation, if any, which rank on a parity with the Series A Preferred Stock and Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and Series B Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock and Nonvoting Common Stock.


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         (C)      In the event the Corporation shall at any time after
September 1, 1993 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of Common Stock in a reclassification or exchange of the outstanding shares of Common Stock (including any such reclassification or exchange in connection with a merger in which the Corporation is the continuing or surviving corporation), then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.        Conversion.

(a) Conversion of Series A Preferred Stock. Subject to and upon compliance with the provisions of Section 4 of Paragraph B of this Article FOURTH, any Regulated Stockholder (as defined in Section 5 of Paragraph B of this Article FOURTH) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series A Preferred Stock held by such stockholder into the same number of shares of Series B Preferred Stock.

(b) Conversion of Series B Preferred Stock. Subject to and upon compliance with the provisions of Section 4 of Paragraph B of this Article FOURTH, each record holder of Series B Preferred Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Series B Preferred Stock held by such stockholder into the same number of shares of Series A Preferred Stock; provided however, that no holder of shares of Series B Preferred Stock shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (as defined in Section 5 of Paragraph B of this Article FOURTH), directly or indirectly, would own, control or have the power to vote a greater number of shares of Series A Preferred Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

(c) Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, then the outstanding shares of Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

         In the case of any reorganization, reclassification or change of shares of Series A Preferred Stock or Series B Preferred Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or


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surviving corporation and which does not result in any reclassification or change of outstanding shares of Series A Preferred Stock or Series B Preferred Stock), each holder of a share of Series A Preferred Stock or Series B Preferred Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Series A Preferred Stock or Series B Preferred Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Series A Preferred Stock and Series B Preferred Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred Stock or Series B Preferred Stock into which such Series B Preferred Stock or Series A Preferred Stock, as the case may be, might have been converted immediately prior to such event.

(d) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Series A Preferred Stock and Series B Preferred Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

         Shares of Series A Preferred Stock and Series B Preferred Stock that are converted into shares of another class shall not be reissued, except for reissuances in connection with the conversion of shares of Series A Preferred Stock held by Regulated Stockholders into shares of Series B Preferred Stock and the conversion of shares of Series B Preferred Stock into shares of Series A Preferred Stock.

Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, (i) the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to adjustment as set forth herein) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged and (ii) the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to adjustment as set forth herein) equal to 100 times the aggregate amount of stock, securities, cash or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged (or, if any shares of Nonvoting Common Stock are then outstanding and are being exchanged or changed, 100 times the aggregate amount of stock, securities, cash or other property into which or for which each share of Nonvoting Common Stock is changed or exchanged).


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Section 9.        No Redemption. The shares of Series A Preferred Stock and
Series B Preferred Stock shall not be redeemable.

Section 10. Ranking. The Series A Preferred Stock and Series B Preferred Stock shall rank junior to all other series of stock of the Corporation (other than the Common Stock) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 11. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of any series of Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of all series of Preferred Stock so affected, voting together as a separate class.

B.       Common Stock and Nonvoting Common Stock

         Shares of Common Stock and Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

Section 1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation. The holders of shares of Nonvoting Common Stock shall be entitled to receive, at the same time that any dividend is declared by the Board of Directors on the shares of Common Stock, the same dividend per share on the shares of Nonvoting Common Stock, payable on the same date as such dividend on the Common Stock; provided that if any dividend is payable on the shares of Common Stock in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, the shares, options, warrants, rights or securities payable in the case of the dividend on the shares of Nonvoting Common Stock shall be shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Nonvoting Common Stock.

Section 2.        Voting Rights.

(a) Common Stock. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the books of the Corporation.

(b) Nonvoting Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Nonvoting Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Common Stock and the holders of shares of Nonvoting Common Stock are entitled to vote, except as otherwise


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required by law, the Common Stock and Nonvoting Common Stock shall vote together as a single class, and each holder of shares of Nonvoting Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of Nonvoting Common Stock shall be entitled to vote as a separate class on any amendment to this Section 2(b) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Nonvoting Common Stock.

Section 3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock and Nonvoting Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

Section 4.        Conversion

(a) Conversion of Common Stock. Subject to and upon compliance with the provisions of this Section 4, any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Common Stock held by such stockholder into the same number of shares of Nonvoting Common Stock.

(b) Conversion of Nonvoting Common Stock. Subject to and upon compliance with the provisions of this Section 4, each record holder of Nonvoting Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Nonvoting Common Stock held by such stockholder into the same number of shares of Common Stock; provided however, that no holder of shares of Nonvoting Common Stock shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (defined below), directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

(c) Conversion Procedure. Each conversion of shares of a class or series of the capital stock of the Corporation into shares of another class or series of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of shares of capital stock of the Corporation) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class or series into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation

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shall promptly notify each Regulated Stockholder of its receipt of such notice.
Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to subparagraph (d) of this Section 4 below, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to subparagraph (d) of this Section 4 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein), and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this
Section 4, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

         Notwithstanding any provision of this Section 4 to the contrary, the Corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of nonvoting capital stock of the Corporation into shares of voting capital stock of the Corporation unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

(d) Notice of Conversion to Other Regulated Stockholders; Deferral. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subparagraph
(d)), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of 20 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the voting capital stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of voting capital stock, it shall notify the Corporation in writing within 10 days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this subparagraph (d) at the end of the Deferral Period. The Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of capital stock of the Corporation if such action will increase the percentage of the outstanding shares of capital stock owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section 4) to more than 24.9% of the aggregate number of outstanding shares of capital stock of the Corporation (it being understood that for the purposes of the foregoing calculation each one one-hundredth of a share of Series A Preferred Stock or Series B Preferred Stock shall be treated as the equivalent of one share of Common Stock or Nonvoting Common Stock).

(e) Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock, then the outstanding shares of Nonvoting Common Stock or Common Stock, as the case may be, shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

         In the case of any reorganization, reclassification or change of shares of Common Stock or Nonvoting Common Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Nonvoting Common Stock), each holder of a share of Common Stock or Nonvoting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock or Nonvoting Common Stock into which such shares of Common Stock or Nonvoting Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock and Nonvoting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Common Stock or Nonvoting Common Stock into which such Common Stock or Nonvoting Common Stock, as the case may be, might have been converted immediately prior to such event.

         The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which, if such conversion took place, would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

(f) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Nonvoting Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Common Stock and Nonvoting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Common Stock and Nonvoting Common Stock.

         Shares of Common Stock and Nonvoting Common Stock that are converted into shares of another class shall not be reissued, except for reissuances in connection with the conversion of shares of Common Stock held by Regulated Stockholders into shares of Nonvoting Common Stock and the conversion of shares of Nonvoting Common Stock into shares of Common Stock.

(g) No Charge. The issuance of certificates for shares of any class or series of capital stock of the Corporation upon conversion of shares of another class or series of capital stock of the Corporation shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of capital stock of the Corporation; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the capital stock of the Corporation converted.

Section 5. Definitions. As used in this Paragraph B, the following terms shall have the meanings shown below:

         "Affiliate" shall mean with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

         "Regulated Stockholder" shall mean (a) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) ("Regulation Y") which was a "Regulated Stockholder" of HCA-Hospital Corporation of America (as such term was defined in the certificate of incorporation of such corporation) immediately prior to the merger (the "Merger") of HCA-Hospital Corporation of America with CHOS Acquisition Corporation, a wholly owned subsidiary of the Corporation, so long as such stockholder shall hold, and only with respect to, the shares of Common Stock or Nonvoting Common Stock received by such stockholder in connection with the Merger and shares of Series A Preferred Stock and Series B Preferred Stock received by such stockholder upon the exercise of preferred stock purchase rights received by such stockholder in connection with the Merger, or shares issued upon conversion(s) of or in respect of any of the foregoing shares or upon exercise of preferred stock purchase rights received upon conversion(s) of any of the foregoing shares, (b) any Affiliate of any such Regulated Stockholder that is a transferee of any of the foregoing shares or rights or shares issued upon conversion(s) of or in respect of any of the foregoing shares or upon exercise of preferred stock purchase rights received upon conversion(s) of any of the foregoing shares and
(c) any Person to which such Regulated Stockholder or any of its Affiliates has transferred such shares or rights, so long as such transferee shall hold, and only with respect to, any of the foregoing shares or rights or any shares issued upon conversion(s) of or in respect of any of the foregoing shares or upon exercise of preferred stock purchase rights received upon conversion(s) of any of the foregoing shares but only if such Person (or any Affiliate of such Person) is subject to the provisions of Regulation Y.

Section 6.        Certain Amendments Affecting Nonvoting Common Stock.

(a) In addition to any other action required by law or by this Restated Certificate of Incorporation, any change in the authorized number of shares of any class of capital stock of the Corporation shall require the affirmative vote of a majority of the directors then in office and the affirmative vote of the holders of not less than a majority of the then outstanding shares of Common Stock and Nonvoting Common Stock, voting together as a single class. The provisions of this Section 6(a) may be amended by, in addition to any other action required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the then outstanding shares of Common Stock and Nonvoting Common Stock, voting together as a single class.

(b) In addition to any other action required by law or by this Restated Certificate of Incorporation, any change in the powers, preferences or special rights of the shares of Nonvoting Common Stock so as to affect the holders thereof adversely shall require the affirmative vote of a majority of the directors then in office and the affirmative vote of the holders of not less than 66 2/3% of the shares of Nonvoting Common Stock.

         FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

A. Number of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, but in no event shall be less than three nor more than eighteen.

B. Terms. Until the annual meeting of stockholders in 2001, the directors shall be divided into three classes designated Class I, Class II and Class III, respectively. Each director elected prior to the effectiveness of this Article FIFTH shall serve for the full term for which he or she was elected, such that the term of each director elected at the 1996 annual meeting (Class III) or appointed to fill a vacancy as a Class III director prior to the 1999 annual meeting shall end at the annual meeting in 1999, the term of each director elected at the 1997 annual meeting (Class I) or appointed to fill a vacancy as a Class I director prior to the 2000 annual meeting shall end at the annual meeting in 2000, and the term of each director elected at the 1998 annual meeting (Class II) or appointed to fill a vacancy as a Class II director prior to the 2001 annual meeting shall end at the annual meeting in 2001. Following the expiration of the term of Class III directors in 1999, Class I directors in 2000, and Class II directors in 2001, the directors in each such Class shall hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Commencing with the Annual Meeting of Stockholders in 2001, the foregoing classification of the Board of Directors shall cease, and all directors shall be of one class and shall hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

C. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires; provided that, after the Annual Meeting of Stockholders in 2001, directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal. Until and including the Annual Meeting of Stockholders in 2001, and subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. Following the Annual Meeting of Stockholders in 2001, subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of the majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a duly held meeting.

         SIXTH: Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

         SEVENTH: Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

         EIGHTH: At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors or (b) by a stockholder of the Corporation who complies with the procedures set forth in this Article EIGHTH. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,
(iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Article EIGHTH.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article EIGHTH, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article EIGHTH shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

         NINTH: Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, only persons nominated in accordance with the procedures set forth in this Article NINTH shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article NINTH. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder's notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article NINTH. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article NINTH, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         TENTH: The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         ELEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

         TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         FOURTEENTH:

         A. For purposes of this Article FOURTEENTH, the following terms shall be defined as follows:

         (1) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value of $25,000,000 or more, (c) the issuance or transfer by the Corporation of any shares of Voting Stock or securities convertible into or exercisable for such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (d) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person, (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person, (f) any merger or consolidation of the Corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument which is substantially identical to this Article FOURTEENTH or (g) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Paragraph A(1).

         (2) The term "Related Person" shall mean any individual, partnership, corporation, trust or other Person which, together with its "affiliates" and "associates", as defined in Rule 12b-2 under the Exchange Act as in effect on September 1, 1993, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Stock, "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act on said date) an aggregate of 10% or more of the outstanding Voting Stock. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such agreement, contract or other arrangement or understanding, shall be deemed a single Related Person for purposes of this Article FOURTEENTH; provided, however, that the members of the Board of Directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination or (iii) immediately prior to the consummation of a Business Combination, shall be deemed a Related Person for purposes of this Article FOURTEENTH.

         (3) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not an "affiliate" or "associate" of the Related Person referred to in Paragraph A(2) of this Article FOURTEENTH and was a member of the Board of Directors prior to the time that such Related Person became a Related Person, and any successor of a

Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

         (4) The term "Person" shall mean any individual, firm, corporation or other entity.

         (5) The term "Subsidiary" shall mean any corporation or other entity of which the Person in question owns, directly or indirectly, not less than 50% of any class of equity securities or not less than 50% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors.

         (6) The term "Voting Stock" shall mean any shares of the Corporation entitled to vote generally in the election of directors.

         (7) The term "Entire Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

         (8) The term "Market Value" shall mean the average of the high-and low-quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange
- Listed Stocks, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low-asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as at least 66 2/3% of the Continuing Directors shall determine.

         B. In addition to any other vote required by this Restated Certificate of Incorporation or the General Corporation Law of Delaware, the affirmative vote of the holders of not less than 85% of the outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class, shall be required for the approval or authorization of such Business Combination; provided, however, that the 85% voting requirement shall not be applicable and such Business Combination may be approved by the vote required by law or by any other provision of this Restated Certificate of Incorporation if either:

         (1) The Business Combination is approved by the Board of Directors of the Corporation by the affirmative vote of at least 66 2/3% of the Continuing Directors, or

         (2)      All of the following conditions are satisfied:

         (a) The aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per


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


share price (including brokerage commissions, soliciting dealers' fees, and dealer-management compensation, and with appropriate adjustments for recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the twelve-month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced;

         (b) The consideration to be received in such Business Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it, provided, however, that if the Related Person has paid for capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall either be cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

         (c) A proxy statement responsive to the requirements of the Exchange Act and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of the Corporation.

         C. A Related Person shall be deemed for purposes of this Article FOURTEENTH to have acquired a share of the Corporation at the time when such Related Person became the beneficial owner thereof (as such term is defined in Paragraph A(2) of this Article FOURTEENTH). With respect to shares owned by affiliates, associates and other Persons whose ownership is attributed to a Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.

         For purposes of this Article FOURTEENTH, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" in Paragraph B(2)(a) shall include (without limitation) common stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).

         Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         D. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law), any amendment, addition, alteration, change or repeal of this Article FOURTEENTH, or any other amendment of this Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with or modifying or permitting circumvention of this Article FOURTEENTH, must first be proposed by the Board of Directors of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the affirmative vote of the holders of not less than 85% of the then outstanding Voting Stock held by stockholders other than a Related Person by or with whom or on whose behalf, directly or indirectly, a Business Combination is proposed, voting as a single class; provided, however, that this Paragraph D shall not apply to, and such 85% vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to stockholders of the Corporation by the affirmative vote of not less than 66 2/3% of the Continuing Directors. For the purposes of this Paragraph D only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Directors" shall be deemed to mean the Entire Board of Directors.

         FIFTEENTH: The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Restated Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board on the interests of (i) the employees, associates, associated physicians, distributors, patients or other customers, suppliers or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the interests of the Corporation may best be served by the continued independence of the Corporation); provided, however, that the provisions of this Article FIFTEENTH shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article FIFTEENTH shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

         SIXTEENTH: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith.

A. Procedure. Any indemnification under this Article SIXTEENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (the "Disinterested Directors"), or (b) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

B. Advances For Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article SIXTEENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Disinterested Directors deems appropriate. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

C. Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses under this Article SIXTEENTH, shall be made promptly, and in any event within 60 days upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article SIXTEENTH, shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article SIXTEENTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

D. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article SIXTEENTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article SIXTEENTH, shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article SIXTEENTH, is in effect. Any repeal or modification of this Article SIXTEENTH, or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article SIXTEENTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article SIXTEENTH, with respect to the resulting or surviving corporation, as he would if he or she had served the resulting or surviving corporation in the same capacity.

E. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article SIXTEENTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

F. Savings Clause. If this Article SIXTEENTH, or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article SIXTEENTH, as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article SIXTEENTH, to the full extent permitted by any applicable portion of this Article SIXTEENTH, that shall not have been invalidated and to the full extent permitted by applicable law.

         SEVENTEENTH: In furtherance and not in limitation of the powers conferred by law or in this Restated Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         EIGHTEENTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Restated Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than 75% of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, TWELFTH, THIRTEENTH, FIFTEENTH, SIXTEENTH, SEVENTEENTH and EIGHTEENTH of this Restated Certificate of Incorporation.


                                     HCA Inc.

                                     By: /s/ John M. Franck
                                         --------------------------------------
                                         John M. Franck
                                         Vice President and Corporate Secretary